Exhibit 99.1

Coupang Announces Second Quarter Revenue Growth of 71%
and Adjusted Gross Profit Growth1 of 86%
15th consecutive quarter of over 50% constant-currency revenue growth
Revenue growing at a multiple of the Korean e-commerce segment, reaching $18 billion run-rate.

1 Adjusted gross profit growth excludes $158 million in inventory write-offs related to the FC Fire (see below); total gross profit growth was 50%.

SEOUL - (BUSINESS WIRE) August 11, 2021—Coupang, Inc. (NYSE: CPNG) today announced financial results for its second quarter ended June 30, 2021.

Key Financial and Operational Highlights

•Total net revenues continued to grow at a multiple of the Korean e-commerce segment, growing 71% on a reported basis, 57% on a constant-currency basis, as our flywheel continues to propel strong growth across all our product offerings.
•Q2 marked the 15th consecutive quarter with over 50% year over year growth on a constant-currency basis.
•Our top of the funnel continues to expand as total Active Customers increased 26% year over year to 17 million and Revenue per Active Customer grew 36% year over year.
•Gross Profit was $658 million in the second quarter, a growth of 50% year over year. Excluding $158 million in inventory write-offs related to the fire at the fulfillment center in Deokpyeong, Korea (“FC Fire”), Gross Profit increased 86% year over year to a record $816 million.
•In Q2 2021, direct investments related to just two of our new initiatives—our grocery offering, Rocket Fresh (“Fresh”), and our food delivery offering, Coupang Eats (“Eats”)—accounted for almost the entire adjusted EBITDA loss, highlighting the profitability of our mature offerings.
•Fresh revenue grew over 100% year over year exceeding $2 billion run-rate and the contribution margin improved by nearly a 1000 basis points over the last year.
•Eats revenue nearly tripled over just the past two quarters and the loss per order was down over 50% year over year.

Employee and Economy Highlights

•Small and medium-sized enterprises (SMEs) in our marketplace grew sales over 87% year over year in Q2 compared to a 7% decline for total SME offline sales in Korea.
•The Company is on track to be the #1 private job creator for the second consecutive year, adding over 5,000 jobs in Korea in the first half of 2021. Close to 80% of jobs were created in regions outside of Seoul.
•Coupang became the first Company in Korea to make frontline employees stockholders at scale, providing over 39,000 frontline workers with restricted stock unit awards.
•Since the beginning of 2020 we’ve added over 600 safety employees and invested over $200 million in worker safety initiatives.
•Coupang accounted for 43% of all U.S. foreign direct investment into Korea in the first half of 2021.

Second Quarter 2021 Results

In order to facilitate comparison of current quarter performance to prior periods, this summary table shows our consolidated financial results for the quarters ended June 30, 2021 and 2020 reported on a GAAP basis, and Q2 2021 results excluding the impact of one-time event costs related to the FC Fire, which were accrued in Q2 2021:

	Three Months Ended June 30,
	As Reported			Excluding Impact from the FC Fire[1]
	2021	2020	% Y/Y Change	2021	% Y/Y Change

	(in thousands, except net revenues per Active Customer)
Total net revenues	$4,478,114	$2,614,080	71%
Total net revenues growth, constant currency[1]			57%
Active Customers	17,022	13,487	26%
Total net revenues per Active Customer	$263	$194	36%
Gross profit[2]	658,494	439,735	50%	816,286	86%
Net loss	(518,601)	(102,050)	NM3	(223,100)	119%
Adjusted EBITDA[1]	(122,147)	(57,030)	114%
_____________
1.Total net revenues growth, constant currency, adjusted EBITDA, gross profit excluding the impact from the FC Fire (“adjusted gross profit”) and net loss excluding the impact from the FC Fire (“adjusted net loss”) are non-GAAP financial measures as defined by the Securities and Exchange Commission (the “SEC”). See the “Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Measures” sections herein for more information regarding our use of these measures and reconciliations to the most directly comparable financial measures calculated in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).
2.Gross profit is calculated as total net revenues minus cost of sales.
3.Non-meaningful.

FC Fire: On June 17, 2021, a fire damaged one of the Company’s fulfillment centers in Deokpyeong, Icheon resulting in a loss to the property and equipment and inventory stored at the site. Inventory losses from the FC Fire of $158 million are recognized in “Cost of sales” and property and equipment losses of $127 million and other losses of $11 million are included in “Operating, general and administrative.” The Company is insured on property losses from the FC Fire; however, no insurance recoveries have been recognized. To the extent insurance proceeds are recovered for these losses, they will be recognized as a benefit in future quarters.

Webcast and Conference Call

Coupang, Inc. will host a conference call to discuss second quarter results on August 11, 2021 at 5:30 PM Eastern Daylight Time (August 12, 2021 at 6:30 AM Korea Standard Time). A live webcast of the conference call will be available on our Investor Relations website, ir.aboutcoupang.com, and a replay of the conference call will be available for at least three months. This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable U.S. GAAP measures, is also available on that site.

About Coupang

Coupang is one of the largest e-Commerce companies in Asia, with a mission to revolutionize the everyday lives of its customers and create a world where people wonder, “How did we ever live without Coupang?” Coupang offers a variety of services, including same-day and next-morning delivery of groceries and general merchandise, delivery of prepared foods through Coupang Eats, and video streaming through Coupang Play. Coupang has offices in Beijing, Los Angeles, Seattle, Seoul, Singapore, Shanghai, Silicon Valley, Taipei, and Tokyo.

Investor Contact:	Media Contact:
Coupang IR	Coupang PR
ir@coupang.com	press@coupang.com

Key Business Metrics and Non-GAAP Financial Measures

We review the key business and financial metrics discussed below. We use these measures to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions.

Key Business Metrics
Active Customers
As of the last date of each reported period, we determine our number of Active Customers by counting the total number of individual customers who have ordered at least once directly from our apps or websites during the relevant period. A customer is anyone who has created an account on our apps or websites, identified by a unique email address. The change in Active Customers in a reported period captures both the inflow of new customers as well as the outflow of existing customers who have not made a purchase in the period. We view the number of Active Customers as a key indicator of our potential for growth in total net revenues, the reach of our network, the awareness of our brand, and the engagement of our customers.

Total Net Revenues per Active Customer
Total net revenues per Active Customer is the total net revenues generated in a period divided by the total number of Active Customers in that period. A key driver of growth is increasing the frequency and the level of spend of Active Customers who are shopping on our apps or websites. We therefore view total net revenues per Active Customer as a key indicator of engagement and retention of our customers and our success in increasing the share of wallet.

Non-GAAP Financial Measures
We report our financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures provide investors with additional useful information in evaluating our performance. These non-GAAP financial measures may be different than similarly titled measures used by other companies.

Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with U.S. GAAP. Non-GAAP measures have limitations in that they do not reflect all the amounts associated with our results of operations as determined in accordance with U.S. GAAP. These measures should only be used to evaluate our results of operations in conjunction with the corresponding U.S. GAAP measures. For further information regarding these non-GAAP measures, including the limitations thereof and reconciliations of each non-GAAP financial measure to its most directly comparable U.S. GAAP financial measure, please refer to the financial tables in the “Reconciliations of Non-GAAP Financial Measures” section of this report.

Adjusted EBITDA and Adjusted EBITDA Margin

During the first quarter of 2021, we began using adjusted EBITDA and adjusted EBITDA margin as non-GAAP financial measures. Adjusted EBITDA is defined as net income/(loss) for a period before depreciation and amortization, interest expense, interest income, income tax expense (benefit), other income (expense), net, equity-based compensation, impairments, and other items that we do not believe are reflective of our ongoing operations. Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of total net revenues. We use adjusted EBITDA and adjusted EBITDA margin as key measures to evaluate and assess our performance, allocate internal resources, prepare and approve our annual budget, and develop operating plans. We believe adjusted EBITDA and adjusted EBITDA margin are frequently used by investors and other interested parties in evaluating companies in the e-commerce industry for period-to-period comparisons as they remove the impact of non-cash items and certain variable charges. However, other companies may calculate adjusted EBITDA and adjusted EBITDA margin in a manner different from ours and therefore they may not be directly comparable to similar terms used by other companies. Adjusted EBITDA and adjusted EBITDA margin are not measures of financial performance under U.S. GAAP and should not be considered as alternatives to cash flow from operating activities or as measures of liquidity or alternatives to net income/(loss) as indicators of operating performance or any other measures of performance derived in accordance with U.S. GAAP. Adjusted EBITDA and adjusted EBITDA margin have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP.

Constant Currency Revenue and Constant Currency Revenue Growth

The effect of currency exchange rates on our business is an important factor in understanding period-to-period comparisons. Our financial reporting currency is the U.S. dollar (“USD”) and changes in foreign exchange rates can significantly affect our reported results and consolidated trends. For example, our business generates sales predominantly in Korean Won (“KRW”), which are favorably affected as the USD weakens relative to the KRW, and unfavorably affected as the USD strengthens relative to the KRW. We use non-GAAP constant currency revenue and constant currency revenue growth for financial and operational decision-making and as a means to evaluate comparisons between periods. We believe the presentation of our results on a constant currency basis in addition to U.S. GAAP results helps improve the ability to understand our performance because they exclude the effects of foreign currency volatility that are not indicative of our actual results of operations.

Constant currency information compares results between periods as if exchange rates had remained constant. We define constant currency revenue as total revenue excluding the effect of foreign exchange rate movements, and use it to determine the constant currency revenue growth on a comparative basis. Constant currency revenue is calculated by translating current period revenues using the prior period exchange rate. Constant currency revenue growth (as a percentage) is calculated by determining the increase in current period revenue over prior period revenue, where current period foreign currency revenue is translated using prior period exchange rates.

These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with U.S. GAAP.

Adjusted Gross Profit and Adjusted Gross Profit Growth

As a result of the FC Fire, we have presented adjusted gross profit and adjusted gross profit growth which are non-GAAP financial measures. Adjusted gross profit is defined as gross profit for a period before the inventory losses recognized from the FC Fire. Adjusted gross profit growth is calculated by determining the change in gross profit over prior period gross profit adjusting gross profit for the inventory losses recognized from the FC Fire. We believe adjusted gross profit and adjusted gross profit growth are useful to investors and other interested parties in evaluating our results with other companies in the e-commerce industry for period-to-period comparisons as they remove the impact of certain items that are not representative of our core business. Adjusted gross profit and adjusted gross profit growth are not measures of financial performance under U.S. GAAP and should not be considered as alternatives to gross profit, gross profit growth or any other measures of performance derived in accordance with U.S. GAAP. Adjusted gross profit and adjusted gross profit growth have limitations as analytical tools, and you should consider them in addition to, and not in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.

Adjusted Net Loss and Adjusted Net Loss Growth

As a result of the FC Fire, we have presented adjusted net loss and adjusted net loss growth which are non-GAAP financial measures. Adjusted net loss is defined as net loss for a period before the losses recognized from the FC Fire. Adjusted net loss growth is calculated by determining the change in net loss over prior period net loss adjusting for the losses recognized from the FC Fire. We believe adjusted net loss and adjusted net loss growth are useful to investors and other interested parties in evaluating our results with other companies in the e-commerce industry for period-to-period comparisons as they remove the impact of certain items that are not representative of our core business. Adjusted net loss and adjusted net loss growth are not measures of financial performance under U.S. GAAP and should not be considered as alternatives to net loss, net loss growth or any other measures of performance derived in accordance with U.S. GAAP. Adjusted net loss and adjusted net loss growth have limitations as analytical tools, and you should consider them in addition to, and not in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.

COUPANG, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share/units)
(unaudited)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$4,284,933	$1,251,455
Restricted cash	171,321	144,949
Accounts receivable, net	129,043	71,257
Inventories	1,230,414	1,161,205
Other current assets	212,462	211,848
Total current assets	6,028,173	2,840,714

Long-term restricted cash	4,430	4,898
Property and equipment, net	1,055,732	1,017,947
Operating lease right-of-use assets	1,238,697	1,011,255
Goodwill	4,090	4,247
Long-term lease deposits and other	243,388	188,271
Total assets	$8,574,510	$5,067,332
Liabilities, redeemable convertible preferred units and stockholders'/members’ equity (deficit)
Current liabilities:
Accounts payable	$3,199,812	$2,907,918
Accrued expenses	129,946	115,606
Deferred revenue	71,962	65,259
Short-term borrowings	172,368	156,678
Current portion of long-term debt	470,404	67,576
Current portion of long-term operating lease obligations	245,864	207,196
Other current liabilities	245,470	212,477
Total current liabilities	4,535,826	3,732,710

Long-term debt	4,132	353,342
Long-term operating lease obligations	1,072,241	859,477
Convertible notes	—	589,851
Defined severance benefits and other	159,682	135,203
Total liabilities	5,771,881	5,670,583

Commitments and contingencies
Redeemable convertible preferred units no par value; no units authorized, issued or outstanding, and no liquidation preference as of June 30, 2021; 1,448,632,049 units authorized, 1,372,898,443 units issued, 1,329,464,982 units outstanding, and aggregate liquidation preference of $3,584,028 as of December 31, 2020	—	3,465,611
Stockholders'/members’ equity (deficit)
Common units no par value; no units authorized, issued or outstanding as of June 30, 2021; 264,166,544 units authorized, 114,566,705 units issued, and 105,822,205 units outstanding as of December 31, 2020	—	45,122
Class A common stock, $0.0001 par value, 10,000,000,000 shares authorized and 1,560,775,682 shares issued and outstanding as of June 30, 2021; Class B common stock, $0.0001 par value, 250,000,000 shares authorized and 174,802,990 shares issued and outstanding as of June 30, 2021; no shares of Class A and Class B common stock authorized, issued and outstanding as of December 31, 2020	173	—
Additional paid-in capital	7,749,463	25,036
Accumulated other comprehensive loss	(25,446)	(31,093)
Accumulated deficit	(4,921,561)	(4,107,927)
Total stockholders'/members’ equity (deficit)	2,802,629	(4,068,862)
Total liabilities, redeemable convertible preferred units and stockholders'/members’ equity (deficit)	$8,574,510	$5,067,332

COUPANG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net retail sales	$3,994,506	$2,421,448	$7,801,549	$4,657,910
Net other revenue	483,608	192,632	883,425	369,429
Total net revenues	4,478,114	2,614,080	8,684,974	5,027,339

Cost of sales	3,819,620	2,174,345	7,293,974	4,157,309
Operating, general and administrative	1,173,430	534,953	2,173,252	1,038,885
Total operating cost and expenses	4,993,050	2,709,298	9,467,226	5,196,194

Operating loss	(514,936)	(95,218)	(782,252)	(168,855)

Interest income	1,907	3,082	2,847	8,245
Interest expense	(5,848)	(26,196)	(30,671)	(52,711)
Other income (expense), net	373	16,366	(3,453)	6,125
Loss before income taxes	(518,504)	(101,966)	(813,529)	(207,196)

Income tax expense	97	84	105	207

Net loss	(518,601)	(102,050)	(813,634)	(207,403)
Less: premium on repurchase of redeemable convertible preferred units	—	(57,863)	—	(92,734)
Net loss attributable to Class A and Class B common stockholders	$(518,601)	$(159,913)	$(813,634)	$(300,137)

Net loss attributable to Class A and Class B common stockholders per share, basic and diluted	$(0.30)	$(5.81)	$(0.74)	$(11.56)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	1,743,109	27,539	1,092,626	25,974

COUPANG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2021	2020
Operating activities:
Net loss	$(813,634)	$(207,403)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	94,326	53,255
Provision for severance benefits	66,028	29,892
Equity-based compensation	137,312	16,725
Paid-in-kind interest and accretion of discount on convertible notes	20,148	42,818
Inventory and fixed asset losses due to fulfillment center fire	284,825	—
Non-cash operating lease expense	121,779	62,684
Non-cash others	17,406	24,621
Change in operating assets and liabilities:
Accounts receivable, net	(62,381)	(1,797)
Inventories	(267,191)	(208,086)
Other assets	(79,439)	(62,410)
Accounts payable	396,485	324,738
Accrued expenses	9,778	(7,680)
Deferred revenue	9,136	13,617
Other liabilities	(87,044)	(6,264)
Net cash (used in) provided by operating activities	(152,466)	74,710

Investing activities:
Purchases of property and equipment	(315,496)	(101,123)
Proceeds from sale of property and equipment	125	222
Other investing activities	9,790	2,164
Net cash used in investing activities	(305,581)	(98,737)

Financing activities:
Proceeds from issuance of Class A common stock upon initial public offering, net of underwriting discounts	3,431,277	—
Deferred offering costs paid	(11,618)	—
Repurchase of common units and preferred units	—	(97,043)
Proceeds from issuance of common stock/units, equity-based compensation plan	49,737	8,062
Proceeds from short-term borrowings and long-term debt	115,408	158,907
Repayment of short-term borrowings and long-term debt	(27,465)	(15,253)
Other financing activities	(981)	(893)
Net cash provided by financing activities	3,556,358	53,780
Effect of exchange rate changes on cash and cash equivalents, and restricted cash	(38,928)	(28,422)
Net increase in cash and cash equivalents, and restricted cash	3,059,383	1,331
Cash and cash equivalents, and restricted cash, as of beginning of period	1,401,302	1,371,535
Cash and cash equivalents, and restricted cash, as of end of period	$4,460,685	$1,372,866

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This information contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions that conveys uncertainty of future events or outcomes.
You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this report on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our final prospectus dated March 10, 2021, as filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (File No. 333-253030) (“Final Prospectus”). Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this report relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this report or to reflect new information, actual results, revised expectations, or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.

Investors and others should note that we may announce material business and financial information to our investors using our investor relations website (ir.aboutcoupang.com), our filings with the Securities and Exchange Commission (SEC), webcasts, press releases, and conference calls. We use these mediums, including our website, to communicate with investors and the general public about our company, our products, and other issues. It is possible that the information that we make available on our website may be deemed to be material information. We therefore encourage investors and others interested in our company to review the information that we make available on our website.

The information that can be accessed through hyperlinks or website addresses included herein is deemed not to be incorporated in or part of this press release.

Reconciliations of Non-GAAP Measures

The following tables present the reconciliations from each U.S. GAAP measure to its corresponding non-GAAP measure for the periods noted:

Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Total net revenues	$4,478,114	$2,614,080	$8,684,974	$5,027,339

Net loss	(518,601)	(102,050)	(813,634)	(207,403)
Net loss margin	(11.6)%	(3.9)%	(9.4)%	(4.1)%
Adjustments:
Depreciation and amortization(1)	46,942	27,843	94,326	53,255
Interest expense	5,848	26,196	30,671	52,711
Interest income	(1,907)	(3,082)	(2,847)	(8,245)
Income tax expense	97	84	105	207
Other (income) expense, net	(373)	(16,366)	3,453	(6,125)
Equity-based compensation(2)	50,346	10,345	137,312	16,725
FC Fire losses	295,501	—	295,501	—
Adjusted EBITDA	$(122,147)	$(57,030)	$(255,113)	$(98,875)
Adjusted EBITDA margin	(2.7)%	(2.2)%	(2.9)%	(2.0)%
_____________
(1)Depreciation and amortization includes amounts in cost of sales of $11 million and $6 million for the three months ended June 30, 2021 and 2020, respectively, and amounts in operating, general and administrative of $36 million and $22 million for the three months ended June 30, 2021 and 2020, respectively.
Depreciation and amortization includes amounts in cost of sales of $23 million and $11 million for the six months ended June 30, 2021 and 2020, respectively, and amounts in operating, general and administrative of $71 million and $42 million for the six months ended June 30, 2021 and 2020, respectively.
(2)Equity-based compensation includes amounts in cost of sales of $3 million and $0 million for the three months ended June 30, 2021 and 2020, respectively, and amounts in operating, general and administrative of $48 million and $10 million for the three months ended June 30, 2021 and 2020, respectively.
Equity-based compensation includes amounts in cost of sales of $4 million and $0 million for the six months ended June 30, 2021 and 2020, respectively, and amounts in operating, general and administrative of $133 million and $16 million for the six months ended June 30, 2021 and 2020, respectively.

Constant Currency Revenue and Constant Currency Revenue Growth

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Total net revenues	$4,478,114	$2,614,080	$8,684,974	$5,027,339
Total net revenues growth	71%	86%	73%	82%
Adjustment:
Exchange rate effect	(362,634)	121,018	(643,009)	267,991
Total net revenues, constant currency	$4,115,480	$2,735,098	$8,041,965	$5,295,330
Total net revenues growth, constant currency	57%	94%	60%	92%

Adjusted Gross Profit and Adjusted Net Loss

	Three Months Ended June 30,
(in thousands)	2021	2020
Gross profit	$658,494	$439,735
FC Fire inventory losses	157,792
Adjusted gross profit	$816,286
Adjusted gross profit growth	86%

Net loss	$(518,601)	$(102,050)
FC Fire losses	295,501
Adjusted net loss	$(223,100)
Adjusted net loss growth	119%